           808 Third Avenue

           New York, NY 10022

        Tel: 212-888-5100

Fax: 212-888-2676

e-mail: info@sherbcpa.com

SHERB & CO., LLP

                                                                                                            Offices in New York and Florida

__________________________________________________________________________________________________________________________

Certified Public Accountants

Exhibit 16.1

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August 22, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Hamptons Luxury Homes, Inc., which was filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated August 3, 2005.  We agree with the statements B and C under Item 4.01 concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Sherb & Co., LLP

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Sherb & Co., LLP